                      FIRST AMENDED AND RESTATED LOAN AGREEMENT


               This First Amended and Restated Loan Agreement, dated as of May 26, 1998, is made by and between TMBR/SHARP DRILLING, INC., a Texas corporation (the "Borrower"), and NORWEST BANK TEXAS, N.A., a national banking association (the "Bank").


                                       RECITALS


               WHEREAS, the Borrower and the Bank are parties to that certain Loan Agreement, dated as of January 16, 1996, providing for the loans and the other matters set forth therein (the "Prior Loan Agreement").

               WHEREAS, the Borrower has issued  and delivered to the  Bank
          (i) that certain Revolving Line of Credit Promissory Note, dated January 16, 1996, in the original principal amount of $3,000,000 and having a maturity date of January 16, 1998, and (ii) that certain Promissory Note, dated August 15, 1996, in the original principal amount of $2,000,000 and having a maturity date, as extended, of April 15, 1998 (collectively, the "Prior Notes").

               WHEREAS, the payment and performance of the Borrower s obligations under the Prior Loan Agreement and the Prior Notes are secured by that certain Security Agreement, dated as of January 16, 1996, between the Borrower and the Bank and the related financing statements filed with the Secretary of State of Texas and the Secretary of State of New Mexico (the "Prior Security Instruments").

               WHEREAS, the Prior Notes have matured and all amounts outstanding thereunder have been repaid in their entirety.

               WHEREAS, the Borrower has requested that the Bank (i) renew and reinstate the lending commitments of the Bank under the Prior Loan Agreement, (ii) renew, extend and consolidate the Prior Notes and (iii) make additional loans to the Borrower.

               WHEREAS, the Bank is agreeable to the Borrower's requests but only upon and subject to the terms and provisions which are hereinafter specified.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                      ARTICLE 1

                                     DEFINITIONS





               Section 1.01 Certain Definitions. As used in this Agreement, terms defined in the preamble and recitals shall have the meanings set forth therein and the following terms shall have the following meanings:

                    "Affiliate" as to any Person, shall mean any other
               Person (other than a Subsidiary) which, directly or indirectly, is in "control" of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                    "Agreement"  shall  mean  this  First  Amended and
               Restated Loan Agreement, as amended, supplemented or otherwise modified from time to time.

                    "Base  Rate"  shall  mean that  variable  rate  of
               interest per annum established by the Bank from time to time as its "base rate". Such rate is set by the Bank as a general reference rate of interest, taking into account such factors as the Bank may deem appropriate, it being understood that many of the Bank s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Bank may make various commercial or other loans at rates of interest having no relationship to such rate.

                    "Borrowing Base  Amount" shall  mean at any  date,
               the amount determined pursuant to Section 2.04 under this Agreement at such date.

                    "Borrowing Base Assets"  shall mean the Borrower's
               accounts receivable, drilling in progress, inventory, equipment, drill pipe, drilling rigs and related equipment which is subject to the Liens, privileges, priorities and security interests existing and to exist under the terms of the Security Instruments from the Borrower or any other Person to or in favor of the Bank.

                    "Borrowing Base Report" shall have the meaning set
               forth in Section 2.04(b).

                    "Borrowing  Date"  shall  mean  any  Business  Day
               specified in a notice pursuant to Section 2.03 as a date on which the Borrower requests the Bank to make Revolving Credit Loans hereunder.

                    "Business  Day"  shall mean  a  day  other than  a
               Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas.

                    "EBITDA" shall mean, with respect to any period of
               calculation thereof, the sum of (i) the  net income (or
               loss) from continuing operations of Borrower during such period (excluding extraordinary income but including extraordinary expenses), plus (ii) interest expense, income taxes, depreciation, depletion and amortization expenses of Borrower during such period.

                    "Change  in Control"  shall  mean  the  occurrence
               after the date of this Agreement of any circumstance or event in which (i) a Person shall cause or bring about (through solicitation of proxies or otherwise) the removal or resignation of a majority of the members of the Board of Directors of the Borrower serving in such capacity on the date of this Agreement or a Person causes or brings about (through solicitation of proxies or otherwise) an increase in the size of the existing Board of Directors of the Borrower such that the existing members of the Board of Directors thereafter represent a minority of the total number of persons comprising the entire Board; or (ii) a Person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of any class of stock of the Borrower having twenty percent (20%) or more of the total number of votes that may be cast for the election of directors of the Borrower.

                    "Closing Date"  shall mean  the date on  which the
               conditions precedent set forth in Section 7.01 shall be satisfied.

                    "Commitment" shall mean the obligation of the Bank
               to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount provided for in accordance with the provisions of this Agreement, including, without limitation, Section 2.01 of this Agreement.

                    "Commitment Period" shall mean the period from and
               including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

                    "Contractual  Obligation"  shall mean,  as  to any
               Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                    "Current Ratio"  shall mean  the ratio of  (i) the
               sum of the current assets of Borrower to (ii) the sum of the current liabilities (excluding, however, current liabilities attributable to the Note) of Borrower.

                    "Debt to Worth Ratio" shall  mean the ratio of (i)
               the sum of  the total  liabilities of  the Borrower  to
               (ii) the sum of the Borrower's Net Worth.

                    "Environmental   Laws"  shall  mean  any  and  all
               foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                    "Environmental Complaint" shall  mean any  written
               complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Law in connection with or with respect to any air emission, water discharge, noise emission, asbestos, hazardous substance or any other environmental matter regulated under Environmental Laws at, upon, under or within any of the property owned, leased or used by the Borrower.

                    "Event of  Default" shall mean  the occurrence  of
               any of the events specified in Section 6.01 hereof.

                    "Excepted Liens" shall  mean (i) Liens for  taxes,
               assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP; (ii) pledges or deposits in connection with workers' compensation, unemployment insurance or other social security legislation, old age pension or public liability obligations; (iii) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (iv) Liens arising under customary oil and gas operating agreements entered into in the ordinary course of business with respect to obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (v) restrictions, easements, reservations, exceptions, encroachments, rights-of-way, and other similar encumbrances incurred in the ordinary course of business and other similar irregularities in title which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the conduct of the business of Borrower; and (vi) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

                    "GAAP"  shall  mean generally  accepted accounting
               principles in the United States of America in effect from time to time.

                    "Governmental Authority" shall  mean any nation or
               government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "Highest  Lawful  Rate"  shall  mean  the  maximum
               nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note or on other Indebtedness owing to the Bank, as the case may be, under laws applicable to the Note or other Indebtedness owing to the Bank which are presently in effect or, to the extent allowed by applicable law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

                    "Indebtedness"  of any  Person  at any  date shall
               mean (i) all obligations, liabilities and indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and which are not in excess of 90 days past the invoice or billing date) for which such Person is liable, contingently or otherwise, as obligor, guarantor, surety or otherwise, or in respect of which such Person otherwise assures a creditor against loss; (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument; (iii) all obligations of such Person under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases for which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss; and (iv) unfunded vested benefits under each employee benefit plan.

                    "Intangible Assets" shall mean  all assets of  the
               Borrower that would be classified as intangible assets, but in any event including, without limitation, (i) deferred assets, other than prepaid insurance and prepaid taxes; (ii) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person;
               (iii) unamortized debt discount and expense; and (iv) assets located, and notes and receivables due from obligors domiciled, outside of the United States.

                    "Lien"  shall  mean  any   mortgage,  encumbrance,
               pledge, hypothecation, assignment, charge, security agreement, lien (statutory or other), deposit agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For purposes of this Agreement, Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                    "Loan  Documents"  shall mean,  collectively, this
               Agreement, the Note, the Security Instruments, and all other agreements, documents, certificates, letters and instruments of whatever nature ever delivered or executed pursuant to, or in connection with, this Agreement, whether existing on the date hereof or thereafter created, as any of the same may hereafter be amended, supplemented, extended or restated.

                    "Material  Adverse Effect"  shall mean  a material
               adverse effect on (i) the business, operations, property, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Borrower, (ii) the ability of the Borrower to perform any of its obligations under the Loan Documents or
               (iii) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Bank hereunder or thereunder.

                    "Material  Environmental  Amount"  shall  mean  an
               amount not otherwise covered by insurance payable by the Borrower in excess of $75,000.00 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                    "Materials  of  Environmental Concern"  shall mean
               any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation,
               petroleum  and  its  derivatives   and  polychlorinated
               biphenyls.

                    "Net  Worth"   shall  mean  as  of   the  date  of
               determination all amounts included under stockholders' equity on a balance sheet of the Borrower at such date.

                    "Note" shall have the meaning set forth in Section
               2.02.

                    "Person" shall mean  any individual,  corporation,
               partnership, joint venture, joint stock company, business trust, trust, unincorporated association, Governmental Authority, or any other form of entity of whatever nature.

                    "Properties" shall have the  meaning set forth  in
               Section 3.11(a).

                    "Requirement of Law" shall mean, as to any Person,
               the certificate or articles of incorporation and bylaws or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, treaty, rule, regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                    "Revolving  Credit  Loan"  or   "Revolving  Credit
               Loans"  shall have  the  meaning set  forth in  Section
               2.01.

                    "Security   Instruments"   shall   mean,   without
               limitation, the agreements or instruments described or referenced in Section 7.01(a) hereof and any and all other instruments heretofore, now or hereafter executed and delivered by the Borrower or any other Person to secure or guarantee the payment or performance of the Note or this Agreement, as any such agreement or instrument may be amended or supplemented from time to time.

                    "Subsidiary"  shall  mean,  as  to  any  Person, a
               corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

                    "Tangible Net  Worth" shall  mean at  a particular
               date (i) the sum of the stockholders' equity of Borrower, less (ii) the sum of the aggregate book value of the Intangible Assets of Borrower.

                    "Termination Date" shall mean May 26, 2000.

               Section 1.02 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or the Security Instruments or any certificate or other Loan Document made or delivered pursuant hereto.

                    (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in Section
          1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

                    (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                    (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               Section 1.03 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such determination, consolidation or computation shall be made in accordance with GAAP consistently applied, except where such principles are inconsistent with the requirements of this Agreement.


                                      ARTICLE 2

                           AMOUNT AND TERMS OF COMMITMENTS

               Section 2.01 Revolving Credit Loans. Subject to the terms and conditions hereof, the Bank agrees to make revolving credit loans (individually, a "Revolving Credit Loan"; collectively, the "Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $5,000,000.00 or (ii) one-third (1/3) of the Borrowing Base Amount. During the Commitment Period, the Borrower may use the Commitment by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

               Section 2.02 Revolving Credit Note. The Revolving Credit Loans made by the Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (the "Note"). The Bank shall maintain in accordance with its usual practice an account or other record evidencing the Indebtedness of the Borrower to the Bank resulting from each Revolving Credit Loan made by the Bank from time to time, including the amounts of principal and interest payable and paid to the Bank from time to time under this Agreement and the Note. The entries made in such account or record of the Bank shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Bank to maintain any such account or record, or any error therein, shall not in any manner affect the absolute and unconditional obligation of the Borrower to repay (with applicable interest)
          the Revolving Credit Loans made to the Borrower in accordance with the terms of this Agreement. The Note shall (x) be dated the Closing Date, (y) be stated to mature two years from the Closing Date and (z) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in the Note. Interest on the Note shall be payable on the dates specified in the Note.

               Section 2.03   Procedure  for  Revolving  Credit  Borrowing.
          The Borrower may borrow under the Commitment during the Commitment Period on any Business Day, provided that the Borrower shall give the Bank irrevocable notice specifying (A) the amount to be borrowed and (B) the requested Borrowing Date; provided, that such notice shall be waived by the Bank in the case of, and only in the case of, the initial Revolving Credit Loan made on the Closing Date. Each borrowing pursuant to the Commitment shall be in an aggregate principal amount of the lesser of (i) $50,000.00 or a whole multiple thereof, or (ii) the then remaining unadvanced portion of the available Commitment.

               Section 2.04   Borrowing  Base Amount.   The  Borrowing Base
          Amount shall be determined as follows:

                    (a) Initial Borrowing Base Amount. The Borrowing Base Amount shall be $25,445,743 during the period from the date hereof to the date on which the Borrower receives notice of the first determination of the Borrowing Base Amount by the Bank pursuant to Section 2.04(b) and thereafter the Borrowing Base Amount shall be the Borrowing Base Amount most recently determined pursuant to Section 2.04(b).

                    (b) Determinations of the Borrowing Base Amount. (i) No later than 45 days after the end of each fiscal quarter of the Borrower throughout the Commitment Period, the Borrower shall, at its own expense, furnish to the Bank a borrowing base report ("Borrowing Base Report"), in the form attached hereto as Exhibit B, which Borrowing Base Report shall be dated as of the end of each such quarter and shall set forth, by category, the Borrowing Base Assets and the Borrowing Base Amount as therein provided.

                         (ii) Within 15 days after it receives each Borrowing Base Report, the Bank shall make a determination of the Borrowing Base Amount, and shall notify the Borrower of the new Borrowing Base Amount, if any; provided, that if the Bank does not so notify the Borrower of a new Borrowing Base Amount, then the Borrowing Base Amount set forth in the Borrowing Base Report furnished to the Bank by the Borrower pursuant to Section 2.04(b)(i) shall be deemed to be the Borrowing Base Amount until a new Borrowing Base Amount is determined by the Bank and notice of such new Borrowing Base Amount is given to the Borrower. Each determination of the Borrowing Base Amount shall be made by the Bank in the exercise of its sole discretion in accordance with the then current standards and practices of the Bank for similar oil and gas/contract drilling equipment loans, taking into account such factors as the Bank may deem appropriate, including, without limitation the nature and extent of the Borrower's interest in the Borrowing Base Assets and the anticipated timing and extent of net operating income therefrom. The Bank may in its sole discretion discount the value of any Borrowing Base Asset set forth in a Borrowing Base Report by the same factors utilized by it in discounting the value of comparable borrowing base assets in comparable transactions for comparable borrowers.

                         (iii) The Borrower agrees to pay or reimburse the Bank for all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with (a) the examination of each Borrowing Base Report furnished to the Bank by the Borrower,
          (b) any redetermination by the Bank of the Borrowing Base Amount pursuant to such Borrowing Base Report (including independent appraisals of the Borrowing Base Assets which the Bank may, but shall not be required to, obtain in connection with any redetermination of the Borrowing Base Amount by the Bank), and
          (c) the notification of the Borrower of such redetermined Borrowing Base Amount.

                         (iv) Each delivery by the Borrower to the Bank of a Borrowing Base Report shall be deemed to constitute a representation and warranty by the Borrower to the Bank that the Borrower has good and marketable title to the Borrowing Base Assets and any other property rights or interests described in such report, and that none of such Borrowing Base Assets or other property rights or interests is subject to any Lien other than as permitted by Section 5.02.

               Section 2.05 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Bank, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $50,000.00 or a whole multiple thereof.

                    (b) If the aggregate unpaid principal amount of the Revolving Credit Loans shall at any time exceed one-third (1/3) of the Borrowing Base Amount at such time, the Bank shall so notify the Borrower, and the Borrower shall, within 30 days after such notification, prepay the principal of the Revolving Credit Loans in an aggregate amount at least equal to such excess, together with accrued interest on the amount prepaid to the date of such prepayment.

               Section 2.06 Payment Procedure. All payments and prepayments made by the Borrower under the Note or this Agreement shall be made without setoff or counterclaim to the Bank at its office at 500 West Texas Avenue, Midland, Texas 79701, and shall be made in immediately available funds, prior to 1:00 p.m., Midland, Texas time, on the date that such payment is required or permitted to be made. Any payment received by the Bank after 1:00 p.m. on any date shall be considered for all purposes (including the calculation of interest, to the extent permitted by applicable law) as having been made on the next following Business Day. If the date of any payment or prepayment of the Note falls on a day which is not a Business Day, then for all purposes of the Note and this Agreement such date shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payment of interest.


                                      ARTICLE 3

                            REPRESENTATIONS AND WARRANTIES

               To induce the Bank to enter into this Agreement and to make the Revolving Credit Loans, the Borrower hereby represents and warrants to the Bank (which representations and warranties will survive the delivery of the Note and the making of the Revolving Credit Loans hereunder) that:

               Section 3.01 Corporate Existence; Compliance with Law. Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
          (ii) has the corporate power and authority, and the legal right, to own and operate its property (including, without limitation, the Borrowing Base Assets), to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               Section 3.02 Corporate Power; Authorization; Enforceable Obligations. Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of the Loan
          Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               Section 3.03 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien (other than as permitted hereby) on any of Borrower's properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

               Section 3.04 No Default. Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Event of Default has occurred and is continuing.

               Section 3.05 Ownership of Property; Liens. Borrower has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property and good title to, or a valid leasehold interest in, all its other property (including, without limitation, the Borrowing Base Assets), and none of such property is subject to any Lien except as permitted by Section 5.02.

               Section 3.06   No Burdensome Restrictions.   No  Requirement
          of Law or Contractual Obligation of Borrower could reasonably be expected to have a Material Adverse Effect.

               Section 3.07 Taxes. Borrower has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

               Section 3.08 Federal Regulations. No part of the proceeds of any Revolving Credit Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by the Bank, the Borrower will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

               Section 3.09 Investment Company Act; Public Utility Holding Company Act; Other Regulations. Borrower is not (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935. Borrower has not made an election to be treated as a utility (as defined in subdivision (2) of subsection
          (a) of Section 35.01 of the Texas Business and Commerce Code. Borrower is not primarily engaged in the transmission of goods or gas by pipeline, and does not hold itself out to the public as having facilities for the transmission of goods or gas by pipeline which are available for hire by the general public.

               Section 3.10 Purpose of Loan. The proceeds of the Revolving Credit Loans shall be used by the Borrower to purchase drill pipe and related equipment necessary for the drilling of oil and gas wells, for purchases of undeveloped and developed oil and gas properties and for general corporate purposes.

               Section 3.11   Environmental    Matters.       Except    for
          environmental matters which, in the aggregate, could not reasonably be expected to either (i) result in the existence of an unsatisfied liability in excess of a Material Environmental Amount or (ii) have a Material Adverse Effect:

                    (a) to the best of the Borrower's knowledge, the facilities and properties (real or personal) owned, leased or operated by the Borrower (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law;

                    (b) to the best of the Borrower's knowledge, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by Borrower;

                    (c) Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business of the Borrower, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                    (d) to the best of the Borrower's knowledge, materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                    (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which Borrower is or will be named as a party with respect to the Properties or the business of Borrower, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the business of Borrower; and

                    (f) to the best of the Borrower's knowledge, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower in connection with the Properties or otherwise in connection with the business of the Borrower, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

               Section 3.12 Insurance. The Borrower maintains with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business and such insurance is otherwise in compliance with the Loan Documents.

               Section 3.13 Financial Condition. The balance sheet of the Borrower as of December 31, 1997 and the related statements of income and of cash flows for the nine-month period then ended, copies of which have been delivered to the Bank, are true and correct in all material respects and present fairly the financial condition of Borrower as at such date and the results of its operations and cash flows for the periods stated (subject to normal year-end audit adjustments). Borrower did not have, at the date of the most recent balance sheet referred to above, any guaranty obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements or in the notes thereto. During the period from December 31, 1997 to and including the date hereof there has been no sale, transfer or other disposition by Borrower of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of Borrower at December 31, 1997. Since




                                       -15

          December 31, 1997, no change, either in any case or in the aggregate, has occurred in the condition, financial or otherwise, of Borrower which would have a Material Adverse Effect.

               Section 3.14   Investments and Guaranties.   At the date  of
          this Agreement, Borrower has not made any material investments in, advances to or guaranties of the obligations of any Person.

               Section 3.15 No Litigation. There is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting Borrower which involves the possibility of any judgment or liability not fully covered by insurance, and which would have a Material Adverse Effect; and, to the best of Borrower's knowledge, since December 31, 1997, Borrower has not committed any act, or failed to take any action, in connection with the conduct of its business or with respect to any Contractual Obligation which is likely to result in the assertion of any adverse claim of any nature whatsoever by any Person against Borrower or its properties, revenues or assets.

               Section 3.16 Licenses and Permits. Borrower has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its properties or the conduct of its business, which violation or failure would have (in the event that such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

               Section 3.17 ERISA. Each employee benefit plan which Borrower has sponsored, maintained or contributed to has complied in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

               Section 3.18 No Material Misstatements. No information, exhibit, schedule or report furnished to the Bank by the Borrower in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading.


                                      ARTICLE 4

                                AFFIRMATIVE COVENANTS

               The Borrower hereby agrees that, so long as the Commitment remains in effect or any Indebtedness is owing to the Bank hereunder or under the Note or any other Loan Document, the Borrower shall:

               Section 4.01 Financial Statements and Reports. Furnish or cause to be furnished to the Bank from time to time (i) such information regarding the business and affairs and financial condition of the Borrower as the Bank may reasonably request, and
          (ii) without request, the following:

                    (a) Annual Financial Statements - promptly after becoming available, but in any event within 90 days after March 31 of each year, a copy of the audited balance sheet of the Borrower as at the end of such year, and the related statements of income and retained earnings and of cash flows of the Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding year, accompanied by the report of the Borrower's independent certified public accountants;

                    (b) Quarterly Financial Statements - promptly after becoming available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower, the unaudited balance sheet of the Borrower as at the end of such quarter, and the related unaudited statements of income and retained earnings and of cash flows of the Borrower for such quarter and for the period from the beginning of the most recent fiscal year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding year, accompanied by the report of the principal financial officer of the Borrower, which report shall be to the effect that such statements are true and correct in all material respects necessary for a fair presentation (subject to normal year-end adjustments);

                    (c) Accounts Receivable Reports - promptly after becoming available, but in any event within 45 days after the end of each fiscal quarter of the Borrower, a list of accounts receivable of Borrower, and an aging of all such receivables on the basis of 30-60-90 and over 90 days from date of invoice;

                    (d) Calculation of Ratios - promptly after becoming available, but in any event within 45 days after the end of each fiscal quarter of the Borrower, the calculations of Current Ratio, Tangible Net Worth, Interest Expense Coverage and Debt to Worth Ratio
               pursuant to Sections 5.16, 5.17, 5.18 and 5.19, respectively, hereof; and

                    (e) Shareholder Communications; Regulatory Filings - promptly after their availability, but in any event within five Business Days after the same are sent, copies of all financial statements, reports and other communications furnished by Borrower to its shareholders, and within five Business Days after the same are filed, copies of all forms, reports and other filings made by the Borrower with the Securities and Exchange Commission.

               Section 4.02 Certificates of Compliance. Concurrently with the furnishing of the annual financial statements pursuant to Section 4.01(a) hereof and the calculation of the ratios pursuant to Section 4.01(d) hereof, furnish or cause to be furnished to the Bank certificates in the form attached hereto as Exhibit C and Exhibit D, respectively, signed by the principal financial officer of the Borrower to the effect (i) that a review of the activities of the Borrower has been made under such officer's supervision with a view to determining whether the
          Borrower has fulfilled all of its obligations under this Agreement, the Note and the Security Instruments; (ii) that the Borrower has fulfilled its obligations under such instruments and that all representations made herein or therein continue to be true and correct in all material respects except as otherwise stated therein, or if there is then in existence an Event of Default, specifying such Event of Default and the nature and status thereof; and (iii) to the extent requested from time to time by the Bank, specifically affirming compliance by the Borrower with any covenants under this Agreement or any Security Instrument and accompanied by such financial or other details, information and material as the Bank may reasonably request to evidence such compliance.

               Section 4.03 Payment of Taxes and Other Charges. Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies, other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower.

               Section 4.04 Maintenance of Existence; Conduct of Business. (i) Maintain its separate corporate existence, rights and franchises; (ii) observe and comply (to the extent necessary so that any failure would not have a Material Adverse Effect) with all Contractual Obligations and Requirements of Law; (iii) maintain its properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times; and (iv) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal course of its business.

               Section 4.05   Further  Assurances.     Cure  promptly   any
          defects in the creation and issuance of the Note and the execution and delivery of this Agreement, any Security Instrument or other Loan Document to which the Borrower is a party, and promptly execute and deliver to the Bank upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in this Agreement and the Security Instruments or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in any Security Instrument, or more fully to state the security obligations set out herein or in any Security Instrument, or to perfect, protect or preserve any Liens created pursuant to any Security Instrument, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith as determined by the Bank.

               Section 4.06 Performance of Obligations. Perform every act and discharge all of its obligations provided to be performed and discharged by it under this Agreement and under the Security Instruments and other Loan Documents at the time or times and in the manner specified.

               Section 4.07 Reimbursement of Expenses. Pay all reasonable legal fees and out-of-pocket expenses incurred by the Bank in connection with the negotiation, preparation and administration of this Agreement, the Note, the Security Instruments and any and all other Loan Documents (including any amendments hereto or thereto or consents or waivers hereunder or thereunder) and all reasonable fees, charges or taxes for the recording or filing of the Security Instruments, and promptly reimburse the Bank for all amounts expended, advanced or incurred by the Bank to satisfy any obligation of the Borrower under this Agreement or any other Person under any Security Instrument, or to collect the Note, or to enforce the rights of the Bank under this Agreement or any Security Instrument, which amounts will include all court costs, reasonable attorneys' fees (including, without limitation, for trial, appeal or other proceedings), reasonable fees of auditors and accountants, and investigation expenses reasonably incurred in connection with any such matters.

               Section 4.08 Insurance. Maintain with financially sound and reputable insurance companies insurance against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated; and furnish or cause to be furnished to the Bank, upon request, full information as to the insurance carried, including copies of the applicable policies; and apply the proceeds of such policies, if any, to the prepayment of the Indebtedness then owing to the Bank. Notwithstanding anything in this Section 4.08 to the contrary, Borrower shall not be required to maintain insurance on its drilling rigs.

               Section 4.09 Accounts and Records. Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities.

               Section 4.10 Right of Inspection. Permit any officer, employee, agent or representative of the Bank to visit and inspect any of the properties of the Borrower, examine its books of record and accounts, take copies and extracts therefrom, and to discuss the business, operations, properties, finances and accounts of the Borrower with the Borrower's officers, employees, engineers, accountants and auditors, all at such reasonable times and as often as the Bank may reasonably desire.

               Section 4.11 Notice of Certain Events. Promptly notify the Bank of the occurrence of (i) any event which constitutes an Event of Default, together with a detailed statement by the Chief Executive Officer of the Borrower of the steps being taken to cure such Event of Default; (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto;
          (iii) any legal, judicial or regulatory proceedings affecting Borrower or any of its properties in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; (iv) any dispute between the Borrower and any Governmental Authority or any other Person which, if adversely determined, would have a Material Adverse Effect; (v) any event or condition having a Material Adverse Effect; and (vi) each Environmental Complaint.

               Section 4.12   Borrowing  Base Reports.    Provide the  Bank
          with Borrowing  Base Reports required  by and in  accordance with
          Section 2.04(b)(i) of this Agreement.

               Section 4.13. Pledge of Additional Collateral. If Revolving Credit Loans in excess of $500,000.00 are used by the Borrower for the purpose of acquiring oil and gas properties, and interests therein, whether developed or undeveloped, and whether in one transaction or a series of transactions, the Borrower shall, upon written request by the Bank, promptly execute and deliver to the Bank such deeds of trust, mortgages, assignments, security agreements, financing statements and other security documents and instruments as may be requested by the Bank, in form and substance satisfactory to the Bank, granting and conveying to the Bank first and prior security interests and

          Liens in and to all oil and gas properties purchased by the Borrower with proceeds of Revolving Credit Loans.


                                      ARTICLE 5

                                  NEGATIVE COVENANTS

               The Borrower hereby agrees that, so long as the Commitment remains in effect or any Indebtedness is owing to the Bank hereunder or under the Note or any other Loan Document, the Borrower shall not, directly or indirectly:

               Section 5.01   Limitation on Indebtedness.   Incur,  create,
          assume or suffer to exist any Indebtedness, except:

                    (a)  Indebtedness of the Borrower to the Bank;

                    (b) Indebtedness existing on the date of this Agreement which is set forth in the financial statements referred to in Section 3.13 of this Agreement, but not any increases thereof;

                    (c) obligations for the payment of rent or hire of property under leases or lease agreements which would not cause the aggregate amount of all payments made by the Borrower pursuant to such leases or lease agreements to exceed $250,000.00 during the terms thereof; and

                    (d) additional Indebtedness of the Borrower not to exceed $250,000.00 in aggregate principal amount at any one time outstanding.

               Section 5.02 Limitation on Liens. Create, incur, assume or permit to exist any Lien on any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                    (a)  Liens   securing   the    payment   of    any
               Indebtedness of the Borrower to the Bank; and

                    (b)  Excepted Liens.

               Section 5.03 Limitation on Investments, Acquisitions, Loans and Advances. Make any loan, advance, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investments in, any Person, except:

                    (a) the outstanding investments, loans or advances set forth in the financial statements referred to in Section 3.13 of this Agreement, but not any increases thereof;

                    (b) investments in (i) direct obligations of the United States of America or any agency thereof; (ii) certificates of deposit of the Bank of maturities less than one year, or issued by other commercial banks in the United States of America having capital and surplus in excess of $50,000,000; or (iii) commercial paper of maturities less than six months if at the time of purchase such paper is rated in either of the two highest rating categories of Standard & Poors Corporation, Moody's Investors Service, Inc. or any other rating agency satisfactory to the Bank;

                    (c) extensions of trade credit in the ordinary course of business;

                    (d) investments in and acquisitions of oil and gas properties and related assets, provided that such investments or acquisitions are made in the ordinary course of Borrower's business and not otherwise prohibited by this Agreement;

                    (e)  other  investments,  capital   contributions,
               loans or advances not to exceed the aggregate amount of $250,000.00 at any one time outstanding; and

                    (f)  loans  and  advances   to  employees  of  the
               Borrower for travel, entertainment and similar expenses in the ordinary course of business.

               Section 5.04 Limitation on Dividends, Distributions and Redemptions. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or purchase, redeem, retire or otherwise acquire for value, any shares of any class of Borrower's capital stock now or hereafter outstanding, or return any capital to its shareholders, or make any other distribution in respect thereof, whether in cash or property on in obligations of the Borrower or any Subsidiary.

               Section 5.05 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person whereby it shall sell or transfer any property, whether now owned or hereafter acquired, and whereby it shall then or thereafter rent or lease as lessee such property or any part thereof or other property which it intends to use for substantially the same purpose or purposes as the property sold or transferred.

               Section 5.06 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions), all or substantially all of its property, business or assets (whether now owned or hereafter acquired), or make any material change in its present method of conducting business.

               Section 5.07 Limitation on Leases. Create, incur, assume or suffer to exist any obligation for the payment of rent or hire of property of any kind whatsoever (real or personal), under leases or lease agreements (other than leases or lease agreements which constitute Indebtedness and which are permitted by Section 5.01(c) of this Agreement, or oil and gas leases) which would cause the aggregate amount of all payments made by the Borrower pursuant to such leases or lease agreements to exceed $75,000 in any period of twelve consecutive calendar months.

               Section 5.08 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and (b) the Loan Documents, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

               Section 5.09   Limitation  on Use  of Proceeds.   Permit the
          proceeds of the Note to be used for any purpose other than as permitted by Section 3.10 hereof.

               Section 5.10 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower is engaged on the date of this Agreement or which are directly related thereto.

               Section 5.11 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                    (a)  obsolete, worn out, depleted  or "uneconomic"
               property  disposed  of  in   the  ordinary  course   of
               business;

                    (b)  the  sale   of  petroleum  produced   by  the
               Borrower in the ordinary course of Borrower's business;

                    (c) undeveloped, undrilled leasehold acreage held in inventory, provided that in any fiscal year of the Borrower the gross proceeds of such property so disposed of shall not exceed $250,000.00; and

                    (d) the sale of any other assets or properties of the Borrower, provided that in any fiscal year of the Borrower the gross proceeds of such property so disposed of shall not exceed $250,000.00.

               Section 5.12 Limitation on Changes in Fiscal Year. Permit its fiscal year to end on a day other than March 31.

               Section 5.13 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under this Agreement, (b) in the ordinary course of business and (c) upon fair and reasonable terms no less favorable to the Borrower than it could obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

               Section 5.14 No Change in Control. Permit any Change in Control of Borrower.

               Section 5.15 Limitation on Issuance of Stock. Issue or sell any shares of capital stock or other equity security (or any options, warrants, rights or other convertible securities entitling the holder thereof to acquire any such capital stock or equity security) of any kind or class, except:

                    (a) the issuance and sale of capital stock or other equity security, the proceeds of which will be used to repay the Note in its entirety, and

                    (b)  the  issuance  and   sale  of  capital  stock
               pursuant to the Borrower's stock option plans and stock options in existence on the date of this Agreement.

               Section 5.16 Current Ratio. Permit the Current Ratio, as defined herein and calculated pursuant to Exhibit E hereto, to be less than .80 to 1.0 at the end of any fiscal quarter of the Borrower.

               Section 5.17 Tangible Net Worth. Permit the Tangible Net Worth, as defined herein and calculated pursuant to Exhibit F hereto, to be less than $4,500,000.00 as of the end of each fiscal quarter of the Borrower.

               Section 5.18 Interest Expense Coverage. Permit for any fiscal quarter the ratio of (i) EBITDA (as calculated pursuant to Exhibit G hereto) to (ii) total interest expense paid or accrued on all Indebtedness to be less than 3.00 to 1.00.

               Section 5.19   Debt  to Worth  Ratio.   Permit  the Debt  to
          Worth Ratio, as defined herein and calculated pursuant to Exhibit

          H hereto, to be greater than 2.0 to 1.0 at the end of any fiscal quarter of the Borrower.


                                      ARTICLE 6

                                  EVENTS OF DEFAULT

               Section 6.01   Events.   Any of the  following events  shall
          constitute and be considered an "Event of Default" as that term is used herein:

                    (a) Payments - default shall be made in the payment when due of any installment of principal or interest on the Note or any other Indebtedness owing by the Borrower to the Bank; or

                    (b) Representations and Warranties - any representation or warranty made by the Borrower herein, or by the Borrower or any other Person in any Security Instrument, or in any other Loan Document furnished to the Bank pursuant to or under this Agreement, any Security Instrument or any other Loan Document, proves to have been incorrect in any material respect as of the date when made or deemed made and shall continue unremedied for a period of 30 days after the earlier of
               (i) the Borrower becoming aware of such default or (ii) the Bank giving notice thereof to the Borrower; or

                    (c) Loan Agreement Covenants - default shall be made by the Borrower in the due observance or performance of any of the covenants or agreements contained in Articles 4 and 5 of this Agreement, and in the case of default under Article 4 such default continues unremedied for a period of 30 days after the earlier of (i) the Borrower becoming aware of such default or (ii) the Bank giving notice thereof to the Borrower; or

                    (d) Security Instrument Covenants - default is made in the due observance or performance by Borrower of any covenant, condition or agreement contained in any Security Instrument, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Security Instrument; or

                    (e) Involuntary Bankruptcy or Other Proceedings - an involuntary case or other proceeding shall be commenced against Borrower which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against Borrower shall be entered in any such case under the Federal Bankruptcy Code; or

                    (f) Voluntary Petitions, Etc. - Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action to authorize or effect any of the foregoing; or

                    (g)  Discontinuance   of   Business   -   Borrower
               discontinues its usual business; or

                    (h) Default on Other Indebtedness - Borrower shall default in any payment of principal of or interest on any Indebtedness (other than to the Bank) in excess of $250,000.00 in outstanding principal amount beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement or instrument under or by which any such Indebtedness is created, evidenced or secured if the effect of such default is to cause such obligation to become due before its stated maturity or to permit the holder(s) of such obligation or the trustee(s) under any such agreement or instrument to cause such obligation to become due prior to its stated maturity, whether or not such default or failure to perform should be waived by the holder(s) of such obligation or such trustee(s); or

                    (i)  Undischarged Judgments - Borrower  shall fail
               within 30 days after date of entry to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $250,000.00 that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being appropriately contested in good faith; or

                    (j) Security Instruments - any Security Instrument after delivery thereof shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, or Borrower or any other Person who may have granted or purported to grant such Lien shall so state in writing; or

                    (k) Material Adverse Effect - the occurrence of any change or event which has a Material Adverse Effect.

               Section 6.02 Remedies. (a) Upon the occurrence of any Event of Default described in Subsection 6.01(e) or (f) hereof, the lending obligations of the Bank hereunder shall immediately terminate, and the entire principal amount of all Indebtedness then outstanding and owing to the Bank together with interest then accrued and unpaid thereon shall become immediately due and payable, all without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

                    (b) Upon the occurrence and at any time during the continuance of any other Event of Default specified in Section
          6.01 hereof, the Bank may, by written notice to the Borrower, (i) declare the entire principal amount of all Indebtedness then outstanding and owing to the Bank together with interest then accrued and unpaid thereon to be immediately due and payable without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower, and/or (ii) terminate the lending obligations of the Bank hereunder unless and until the Bank shall reinstate same in writing.

               Section 6.03 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, or if Borrower becomes insolvent, however evidenced, the Bank is hereby authorized at any time and from time to time, without prior notice to the Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Bank to or for the credit or the account of Borrower against any and all of the Indebtedness owing to the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section 6.03 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.


                                      ARTICLE 7

                                 CONDITIONS PRECEDENT

               Section 7.01 Conditions to Initial Revolving Credit Loan. The obligation of the Bank to make the initial Revolving Credit Loan is subject to the satisfaction, prior to or concurrently with the making of such Revolving Credit Loan on the Closing Date, of the following conditions precedent.

                    (a) Loan Documents - the Bank shall have received this Agreement, the Note and the Security Instruments described in Schedule 7.01, in each case duly executed and delivered by a duly authorized officer of the Borrower.

                    (b) Closing Certificate - the Bank shall have received a certificate of the Chairman of the Board of Directors of Borrower, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions and attachments.

                    (c) Corporate Proceedings of the Borrower - the Bank shall have received a copy of the resolutions, in form and substance satisfactory to the Bank, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and
               (ii) the borrowings contemplated hereunder, certified by the Chairman of the Board of Directors of Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Bank and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                    (d)  Borrower  Incumbency  Certificate -  the Bank
               shall have received a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document in substantially the form of Exhibit J, executed by the Chairman of the Board of Directors and the Secretary or any Assistant Secretary of the Borrower.

                    (e) Corporate Documents - the Bank shall have received true and complete copies of the articles of incorporation and bylaws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Chairman of the Board of Directors of the Borrower.

                    (f) Consents, Licenses and Approvals - the Bank shall have received a certificate of the Chairman of the Board of Directors of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Section 3.02, and (ii) stating that such consents, licenses and filings are in full force and effect, and such certificate and each such consent, authorization and filing shall be in form and substance satisfactory to the Bank.

                    (g) Other - the Bank shall have received such other documents as it may reasonably have requested at any time at or prior to the Closing Date, including, without limitation, a schedule of all insurance presently maintained by the Borrower and an appraisal of the Borrower's drilling rigs and related equipment prepared by an independent appraiser acceptable to the Bank and being in form and substance satisfactory to the Bank.

               Section 7.02 Conditions to Each Revolving Credit Loan. The obligation of the Bank to make any Revolving Credit Loan requested to be made by Borrower on any date (including, without limitation, its initial Revolving Credit Loan) is subject to the satisfaction of the following conditions precedent:

                    (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                    (b) No Event of Default. No Event of Default shall have occurred and be continuing on such date or after giving effect to the Revolving Credit Loans requested to be made on such date.

                    (c) Maintenance of Borrowing Base. Notwithstanding Section 2.05(b), after giving effect to the Revolving Credit Loans requested to be made on any date, the aggregate principal amount of the Revolving

               Credit Loans then outstanding shall not exceed the lesser of (i) $5,000,000.00 or (ii) one-third (1/3) of the Borrowing Base Amount then in effect.

                    (d) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority shall be pending or, to the knowledge of the Borrower, threatened by or against the Borrower or the Bank with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby.

                    (e) Borrowing Base Reports. The Bank shall have received all Borrowing Base Reports required to be delivered by Borrower pursuant to Section 2.04(b).

                    (f) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Bank, and the Bank shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

               Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                                      ARTICLE 8

                                    MISCELLANEOUS

               Section 8.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement, the Note or the Security Instruments (except as may otherwise be expressly required herein or therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to any officer of the receiving party. All such communications shall be mailed, sent or delivered,

               (a)  if to the Borrower: TMBR/Sharp Drilling, Inc.
                                        4607 West Industrial Blvd.
                                        Midland, Texas  79703

               (b)  if to the Bank:     Norwest Bank Texas, N.A.
                                        500 W. Texas, Suite 400
                                        Midland, Texas  79701
          or to such other address or individual's or department's attention as a party may furnish to the other party in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed. Any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged. Any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower or the Bank, as the case may be.

               Section 8.02 Amendments and Waivers. Any provision of this Agreement, the Note, the Security Instruments or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Person which is a party to the Loan Document being amended (or with respect to which a waiver is being obtained) and the Bank.

               Section 8.03 Indemnity by Borrower. The Borrower agrees to indemnify, save and hold harmless the Bank and its Affiliates, directors, officers, agents, attorneys and employees (collectively, the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Borrower) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person asserts or may assert against the Borrower, any Affiliate of the Borrower or any officer, director or shareholder of the Borrower; (b) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Borrower) if the claim, demand, action or cause of action arises out of or relates to the Revolving Credit Loans, the use or contemplated use of proceeds of the Revolving Credit Loans or the relationship of the Borrower and the Bank under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clauses (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, that no Indemnitee shall be entitled to indemnification for any liability, loss, cost or expense caused by its own gross negligence or willful misconduct. If any claim, demand, action or cause of action is asserted against any Indemnitee and such Indemnitee intends to claim indemnification from the Borrower under this Section 8.03, such Indemnitee shall promptly notify the Borrower, but the failure to so promptly notify the Borrower shall not affect the obligations of the Borrower under this

          Section 8.03 unless such failure materially prejudices the Borrower's right to participate, or the Borrower's rights, if any, in the contest of such claim, demand, action or cause of action, as hereinafter provided. Each Indemnitee may, and if requested by the Borrower in writing shall, in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel selected by such Indemnitee and reasonably acceptable to the Borrower, and shall permit the Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which the Borrower may be liable for payment of indemnity hereunder shall give the Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower's prior written consent, which consent shall not be unreasonably withheld. In connection with any claim, demand, action or cause of action covered by this Section
          8.03 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by the Indemnitees and reasonably acceptable to the Borrower; provided, that if such legal counsel determines in good faith and advises the Borrower in writing that representing all such Indemnitees would or could result in a conflict of interest under legal requirements or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to the Borrower. Any obligation or liability of the Borrower to any Indemnitee under this Section
          8.03 shall survive the expiration or termination of this Agreement and the repayment of the Revolving Credit Loans and the payment of all other Indebtedness owing to the Bank for the statute of limitations period applicable to such claim or contest.

               Section 8.04 Invalidity. In the event that any one or more of the provisions contained in this Agreement, the Note, any Security Instrument or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, the Note or such Security Instrument or other Loan Document.

               Section 8.05 Survival of Agreements. All representations and warranties of the Borrower herein or in the Security Instruments, and all covenants and agreements herein or therein not fully performed before the effective date or dates of this Agreement and of the Security Instruments, shall survive such date or dates.

               Section 8.06 Successors and Assigns. All covenants and agreements contained by or on behalf of the Borrower in this Agreement, the Note and the Security Instruments and other Loan Documents shall bind its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. Borrower shall not, however, have the right to assign its rights hereunder or any interest herein, without the prior written consent of the Bank. In the event that the Bank sells participations in or assigns the Note or other Indebtedness owing to the Bank to other lenders (which the Bank may undertake to do in its sole discretion), each of such other lenders shall have the rights to setoff against such Indebtedness and similar rights or Liens to the same extent as may be available to the Bank.

               Section 8.07 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any Security Instrument or other Loan Document relating to the Note or other Indebtedness owing to the Bank shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Indebtedness originally represented by the Note or of any part of such other Indebtedness.

               Section 8.08 Waivers. No course of dealing on the part of the Bank, its officers, employees, consultants or agents, nor any failure or delay by the Bank with respect to exercising any right, power or privilege of the Bank under this Agreement, the Note or any Security Instrument or other Loan Document shall operate as a waiver thereof, except as otherwise provided in
          Section 8.02 hereof.

               Section 8.09 Cumulative Rights. Rights and remedies of the Bank under this Agreement, the Note and the Security Instruments and the other Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

               Section 8.10 Construction. THIS AGREEMENT IS, AND THE NOTE WILL BE, A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS, AS SUCH LAWS ARE NOW IN EFFECT AND, WITH RESPECT TO USURY LAWS, IF ANY, APPLICABLE TO THE BANK AND TO THE EXTENT ALLOWED THEREBY, AS SUCH LAWS MAY HEREAFTER BE IN EFFECT WHICH ALLOW A HIGHER MAXIMUM NONUSURIOUS INTEREST RATE THAN SUCH LAWS NOW ALLOW.

               Section 8.11 Taxes, Etc. Any taxes (excluding income taxes) payable or ruled payable by any Governmental Authority in respect of this Agreement, the Note, any Security Instrument or any other Loan Document shall be paid by the Borrower, together with interest and penalties, if any.

               Section 8.12 Governmental Regulation. Anything contained herein to the contrary notwithstanding, the Bank shall not be obligated to extend credit to the Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

               Section 8.13 Counterparts. This Agreement may be executed in one or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

               Section 8.14 Conflicts. If there is ever a conflict between the terms, conditions, representations, warranties and covenants contained in this Agreement and the terms, conditions, representations, warranties or covenants in any of the other Loan Documents executed by the Borrower, the provisions of this Agreement shall control; provided, however, the fact that any term, condition, representation, warranty or covenant contained in such other Loan Document is not contained herein shall not be, or be deemed to be, a conflict.

               Section 8.15   Exhibits.      The   exhibits,  annexes   and
          schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits, annexes and schedules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

               Section 8.16 Acknowledgment by Borrower. As a material inducement to the Bank to execute and deliver this Agreement and to make the Revolving Credit Loans, the Borrower hereby acknowledges, agrees and represents that (i) the Prior Notes are renewed, extended and consolidated, but not extinguished, by the Note; (ii) the Liens, security interests and assignments created and evidenced by the Prior Security Instruments are, respectively, valid and subsisting Liens, security interests and assignments of the respective dignity and priority recited in the Prior Security Instruments; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Prior Security Instruments, and the other obligations created or evidenced by the Prior Security Instruments; (iv) Borrower has no claims, offsets, defenses or counterclaims arising from any of the Bank s acts or omissions with respect to any collateral, the Prior Security Instruments or the Bank s performance under the Prior Security Instruments; and (v) the Bank is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by the Bank of its obligations under the terms and provisions of the Prior Security Instruments.

               Section 8.17 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits and schedules hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

               Section 8.18 Entire Agreement. THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.


               IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


                                   TMBR/SHARP DRILLING, INC.


                                   By:__________________________________
                                        Thomas C. Brown, Chairman of the
                                        Board of Directors and Chief
                                        Executive Officer


                                   NORWEST BANK TEXAS, N.A.


                                   By:__________________________________
                                        Mark   D.  McKinney,   Senior  Vice
                                        President

                                     EXHIBIT A

                       REVOLVING LINE OF CREDIT PROMISSORY NOTE


          $5,000,000.00                                        May 26, 1998


               FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, TMBR/SHARP DRILLING, INC., a Texas corporation (the "Borrower"), promises and agrees to pay to the order of Norwest Bank Texas, N.A., a national banking association (the "Bank"), in Midland, Midland County, Texas, the principal sum of Five Million and No/100 Dollars ($5,000,000.00) or, if less, the aggregate unpaid balance of all advances hereunder, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and to pay interest thereon from the date of advance until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) the Base Rate in effect from day to day (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) or (b) the Highest Lawful Rate. Each change in the rate of interest charged under this Revolving Line of Credit Promissory Note (this "Note") shall, subject to the terms hereof, become effective, without notice to the Borrower, upon the effective date of each change in the Base Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Base Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Base Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Base Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Base Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to the Bank an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Base Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. All of the past due principal and accrued interest hereunder shall, at the option of the Bank, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate. Interest calculations may be made ten days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then the Borrower shall subsequently, on demand, pay to the Bank any underpayment, or the

          Bank shall pay to the Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

               This Note (a) is the Revolving Line of Credit Note referred to in the First Amended and Restated Loan Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), between the Borrower and the Bank, (b) is subject to the terms and conditions thereof, and (c) is subject to optional and mandatory prepayments in whole or in part as provided in the Loan Agreement. Reference is made to the Loan Agreement for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of the Borrower and the Bank under the Loan Agreement and this Note. Capitalized terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein.

               This   Note   represents   the   renewal,   extension,   and
          consolidation, but not the extinguishment, of the Prior Notes.

               This Note is secured as provided in the Loan Agreement and in the other Loan Documents, to which reference is hereby made for a description of the properties and assets in which a Lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the Liens and security interests were granted and the rights of the holder of this Note with respect thereto.

               Each borrowing under this Note shall be in the minimum amount of $50,000.00 (or the unadvanced portion hereof, whichever is less) and shall be made only in accordance with the provisions of the Loan Agreement. Subject to the terms hereof and of the Loan Agreement, Borrower may borrow, repay and reborrow at any time and from time to time under this Note.

               Interest on the outstanding principal balance of this Note shall be due and payable monthly on the fifteenth day of each month, commencing June 15, 1998. The then outstanding principal balance of this Note and all accrued and unpaid interest shall be due and payable on May 26, 2000.

               Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

               It  is the intention  of the Borrower and  the Bank that the
          Bank shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to the Bank under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Bank notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Document or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by the Bank under this Note, the Loan Agreement or any other Loan Document or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Bank on the principal amount of the Indebtedness to the Bank (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Bank to the Borrower); and (ii) in the event that the maturity of this
          Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to the Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be canceled automatically by the Bank as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by the Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of such Indebtedness shall have been or would thereby be paid in full, refunded by the Bank to the Borrower).

               To the extent that Texas Finance Code Section 303.201, as supplemented by Article 5069-ID.002 of the Texas Revised Civil Statutes (Texas Credit Title), is relevant to the Bank for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to the Bank's right subsequently to change such method in accordance with applicable law.

               All parties now or hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

               THIS NOTE  IS  PERFORMABLE  AND  PAYABLE IN  THE  COUNTY  OF
          MIDLAND, STATE OF TEXAS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE LAWS PERTAINING TO ALLOWABLE RATES OF INTEREST MAY, FROM TIME TO TIME, BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA.


                                   TMBR/SHARP DRILLING, INC.


                                   By:__________________________________
                                        Thomas C. Brown, Chairman of the
                                        Board of Directors and Chief
                                        Executive Officer